UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
the Securities and Exchange Act of 1934

DATE OF REPORT:
January 25, 2019
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address:	288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Officers)		(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On January 25, 2019, Independent Bank Corp. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). Of the 28,080,444 shares of the Company’s common stock outstanding at the close of business on the record date for the Special Meeting, December 4, 2018, 23,447, 200 shares were present or represented by proxy at the Special Meeting. The Company’s shareholders took the following actions:
Proposal #1 - Approved the Agreement and Plan of Merger, dated as of September 20, 2018(the "Merger Agreement"), by and among the Company, Rockland Trust Company, Blue Hills Bancorp, Inc. (“BHB”) and Blue Hills Bank, and the transactions contemplated by the Merger Agreement, including the merger of BHB with and into the Company and the issuance of up to 6,835,690 shares of the Company’s common stock in connection with the merger (the “Merger Agreement Proposal”). The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
23,232,002	132,823	82,375	—

Proposal #2 - Approved a proposal to authorize the Board of Directors to adjourn or postpone the Special Meeting to a later date, if necessary, to solicit additional proxies in favor of the Merger Agreement Proposal or to vote on other matter properly brought before the Special Meeting. The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
21,927,270	1,429,622	90,308	—

ITEM 8.01    OTHER EVENTS

On January 25, 2019, the Company issued a press release announcing that the Company’s shareholders approved the merger with BHB at the Special Meeting. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d. The following exhibits are included with this Report:

Exhibit #	Exhibit Description
99.1	Press Release of Independent Bank Corp. dated January 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	January 25, 2019	By:	/s/Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL